Exhibit 99.1

FS KKR Capital Corp. Announces March 31, 2021 Financial Results and

Declares Second Quarter 2021 Dividend of $0.60 Per Share

PHILADELPHIA, PA AND NEW YORK, NY – May 10, 2021 – FS KKR Capital Corp. (NYSE: FSK), today reported net investment income of $78 million, or $0.63 per share for the first quarter ended March 31, 2021. The Company’s net asset value (“NAV”) was $26.03 per share as of March 31, 2021, compared to $25.02 per share as of December 31, 2020.

Financial and Operating Highlights for the Quarter Ended March 31, 2021(1)

•	Net investment income of $0.63 per share, compared to $0.63 per share for the quarter ended December 31, 2020

•	Adjusted net investment income of $0.63 per share, compared to $0.72 per share for the quarter ended December 31, 2020(2)

•	Net asset value of $26.03 per share, compared to $25.02 per share as of December 31, 2020, an increase of 4.0%

•	Total net realized and unrealized gain of $0.98 per share, compared to a total net realized and unrealized gain of $0.53 per share for the quarter ended December 31, 2020

•	Total purchases of $417 million versus $877 million of sales and repayments, including $193 million of sales to its joint venture Strategic Credit Opportunities Partners, LLC, or SCJV

•	Net debt to equity ratio(3) as of the end of the quarter was 100%, down from 119% as of December 31, 2020

•	Paid cash distributions to stockholders totaling $0.60 per share(4)

“We are pleased to begin 2021 with a positive quarter,” commented Michael C. Forman, CEO & Chairman. “Our net investment income of $0.63 per share fully covered our $0.60 quarterly dividend, we experienced a 4.00% increase in our net asset value, and our annualized quarterly dividend of $2.40 per share continues to exceed our targeted annual dividend yield of 9.00%. As we prepare for the closing of the merger of FSK and FSKR, we are excited by the prospects of operating a single BDC with the market reach and balance sheet strength to be a leader in the private credit markets for many years to come.”

Declaration of Distribution for Second Quarter 2021

FSK’s board of directors has declared a cash distribution for the second quarter of $0.60 per share, which will be paid on or about July 2, 2021 to stockholders of record as of the close of business on June 11, 2021.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	March 31, 2021	December 31, 2020
Total investment income	$151	$163

Net investment income	78	78

Net increase (decrease) in net assets resulting from operations	199	143

Net investment income per share	$0.63	$0.63

Total net realized and unrealized gain (loss) per share	$0.98	$0.53

Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$1.61	$1.16

Stockholder distributions per share(4)	$0.60	$0.60

Net asset value per share at period end	$26.03	$25.02

Weighted average shares outstanding	123,755,965	123,755,965

Shares outstanding, end of period	123,755,965	123,755,965

(dollar amounts in millions)	As of March 31, 2021	As of December 31, 2020
Total fair value of investments	$6,457	$6,780

Total assets	6,964	7,237

Total stockholders’ equity	3,221	3,096

Portfolio Highlights as of March 31, 2021

•	Total fair value of investments was $6.5 billion of which 64% was invested in senior secured securities.

•	Weighted average annual yield on accruing debt investments(5) was 8.6%, compared to 8.8% as of December 31, 2020.

•	Weighted average annual yield on all debt investments(5) was 7.7%, compared to 7.9% as of December 31, 2020.

•	Exposure to the top ten largest portfolio companies by fair value was 23% as of March 31, 2021, compared to 22% as of December 31, 2020.

•

As of March 31, 2021, investments on non-accrual status represented 3.6% and 6.8% of the total investment portfolio at fair value and amortized cost, respectively, compared to 2.5% and 6.6%, respectively, as of December 31, 2020.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	March 31, 2021	December 31, 2020
Purchases	$417	$613

Sales and redemptions	(877)	(595)

Net portfolio activity	$(460)	$18

Sales to SCJV	193	97

Adjusted net portfolio activity	$(267)	$115

Summary of investment activity for the three months ended March, 31, 2021 was as follows:

	Purchases		Sales and Repayments
Asset Class
(dollar amounts in millions)	Amount	Percentage	Amount	Percentage
Senior Secured Loans — First Lien	$300	72%	471	54%

Senior Secured Loans — Second Lien	73	17%	245	28%

Other Senior Secured Debt	—	—	5	0%

Subordinated Debt	4	1%	93	11%

Asset Based Finance	40	10%	55	6%

Strategic Credit Opportunities Partners, LLC	—	—	—	—

Equity/Other	—	—	8	1%

Total	417	100%	877	100%

Portfolio Data	As of March 31, 2021	As of December 31, 2020
Total fair value of investments	$6,457	$6,780

Number of Portfolio Companies	152	164

% of Investments on Non-Accrual (based on fair value)(6)	3.6%	2.5%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	51.2%	50.9%

Senior Secured Loans — Second Lien	11.0%	13.0%

Other Senior Secured Debt	1.3%	1.3%

Subordinated Debt	1.2%	2.5%

Asset Based Finance	14.7%	14.0%

Strategic Credit Opportunities Partners, LLC	11.3%	10.5%

Equity/Other	9.3%	7.8%

Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	60.1%	63.5%

% Fixed Rate Debt Investments	8.7%	9.0%

% Other Income Producing Investments	17.5%	16.9%

% Non-Income Producing Investments(7)	10.1%	8.1%

% of Investments on Non-Accrual(6)	3.6%	2.5%

Leverage and Liquidity as of March 31, 2021

•

Net debt to equity ratio(3) of 100%, based on $3.6 billion in total debt outstanding, $149 million of cash and foreign currency and $263 million of net receivable for investments sold and repaid and stockholders’ equity of $3.2 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 4.17%.

•	Cash and foreign currency of $149 million and availability under its financing arrangements of $1,449 million, subject to borrowing base and other limitations.

•	As of March 31, 2021, 77% of the Company’s approximately $3,633 million of total debt outstanding was in unsecured debt and 23% in secured debt.

Conference Call Information

FSK will host a conference call at 8:00 a.m. (Eastern Time) on Tuesday, May 11, 2021, to discuss its first quarter 2021 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 2577152 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations or by dialing (855) 859-2056 and using conference ID 2577152.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + Presentations.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com/fsk.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of March 31, 2021. The BDCs managed by FS/KKR are FSK and FS KKR Capital Corp. II (NYSE: FSKR).

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on May 10, 2021, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com/fsk and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

FS KKR Capital Corp.

Unaudited Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Investment income
Interest income	$87	$125
Paid-in-kind interest income	10	11
Fee income	11	12
Dividend and other income	4	2
From non-controlled/affiliated investments:
Interest income	3	3
Paid-in-kind interest income	6	5
Fee income	—	0
Dividend income	0	—
From controlled/affiliated investments:
Interest income	2	3
Paid-in-kind interest income	1	—
Dividend and other income	27	18

Total investment income	151	179

Operating expenses
Management fees	25	30
Subordinated income incentive fees	—	—
Administrative services expenses	2	2
Accounting and administrative fees	1	1
Interest expense	42	46
Other general and administrative expenses	3	2

Total operating expenses	73	81

Net investment income	78	98

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(83)	(92)
Non-controlled/affiliated investments	—	(34)
Controlled/affiliated investments	(43)	—
Net realized gain (loss) on foreign currency forward contracts	—	—
Net realized gain (loss) on foreign currency	(2)	(4)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	109	(367)
Non-controlled/affiliated investments	27	(137)
Controlled/affiliated investments	106	(191)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	1	2
Net change in unrealized gain (loss) on foreign currency	6	22

Total net realized and unrealized gain (loss)	$121	$(801)

Net increase (decrease) in net assets resulting from operations	$199	$(703)

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$1.61	$(5.59)

Weighted average shares outstanding(1)	123,755,965	125,855,913

FS KKR Capital Corp.

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	March 31, 2021 (Unaudited)	December 31, 2020
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$4,756 and $5,314, respectively)	$4,537	$4,986
Non-controlled/affiliated investments (amortized cost—$679 and $629, respectively)	611	534
Controlled/affiliated investments (amortized cost—$1,453 and $1,510, respectively)	1,309	1,260

Total investments, at fair value (amortized cost—$6,888 and $7,453, respectively)	6,457	6,780
Cash	144	182
Foreign currency, at fair value (cost—$5 and $8, respectively)	5	9
Receivable for investments sold and repaid	263	173
Income receivable	72	72
Unrealized appreciation on foreign currency forward contracts	1	1
Deferred financing costs	14	15
Deferred merger costs	2	1
Prepaid expenses and other assets	6	4

Total assets	$6,964	$7,237

Liabilities
Payable for investments purchased	$—	$—
Debt (net of deferred financing costs of $22 and $23, respectively)	3,590	3,997
Unrealized depreciation on foreign currency forward contracts	2	3
Stockholder distributions payable	74	74
Management fees payable	25	25
Subordinated income incentive fees payable	—	—
Administrative services expense payable	3	2
Interest payable	41	25
Other accrued expenses and liabilities	8	15

Total liabilities	3,743	4,141

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 123,755,965 and 123,755,965 shares issued and outstanding, respectively	0	0
Capital in excess of par value	3,866	3,866
Retained earnings (accumulated deficit)	(645)	(770)

Total stockholders’ equity	3,221	3,096

Total liabilities and stockholders’ equity	$6,964	$7,237

Net asset value per share of common stock at period end	$26.03	$25.02

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2021	December 31, 2020
GAAP net investment income per share	$0.63	$0.63
Plus capital gains incentive fees per share	—	—
Plus excise taxes per share	—	0.08
Plus one-time expenses per share(8)	—	0.01
Adjusted net investment income per share(2)	$0.63	$0.72

1)

Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding. Share and per share amounts have been adjusted on a retroactive basis to reflect FSK’s 4 to 1 reverse split of its shares of common stock (the Reverse Stock Split), which became effective on June 15, 2020.

2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business (referred to herein as one-time expenses). FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)

See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2021 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2021 for a description of FSK’s revenue recognition policy.

7)	Does not include investments on non-accrual status.
8)

FSK’s one-time expenses for the three months ended December 31, 2020 were $1 million resulting from the acceleration of the remaining unamortized deferred financing costs associated with the closing of the Locust Street Credit Facility.